January 18, 2006



Longfoot Communications Corp
9229 Sunset Blvd. Suite 810
West Hollywood, CA  90069                            MERITAS LAW FIRMS WORLDWIDE

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form SB-2 and the First Amendment thereto (the "REGISTRATION STATEMENT") filed by Longfoot Communications Corp., a Delaware corporation (the "COMPANY"), with the
Securities and Exchange Commission (the "COMMISSION") on or about January 18, 2006, in connection with the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT"), of up to 1,200,000 shares of the Company's Common Stock (collectively, the "SHARES").

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following documents:

         (1) The Registration Statement, and the First Amendment to the Registration Statement.

         (2) Copies of the Company's (i) Certificate of Incorporation filed with the Delaware Secretary of State on July 21, 2004, and (ii) Restated Certificate of Incorporation filed with the Delaware
              Secretary of State on November 21, 2005, (collectively, "CERTIFICATE").

         (3) A copy of the Company's Bylaws, certified to us by the Company as being complete and correct (the "BYLAWS").

         (4) Minutes of meetings and actions by written consent of the Company's Board of Directors relating to the amended certificate, which were certified to us by the Company in the Management Certificate as being complete and correct.

         (5) A Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and such additional examination as we consider













                                                                     Exhibit 5.1
relevant to this opinion and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and such additional examination. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal competence or capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the Company and the due authorization, execution and delivery of all documents by the Company where due authorization, execution and deliver are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Shares that are issued have been or will be properly signed by authorized officers of the Company or their agents.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California.

In connection with our opinion expressed below, we have assumed that, at or before the time of any sale of Shares pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the registration will apply to such sale of Shares and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or issuance of such shares or their status as fully paid and nonassessable.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company's future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also assume the Company will timely file any and all supplements to the Registration Statement and prospectus as are necessary to comply with applicable laws in effect from time to time.




















                                                                     Exhibit 5.1

In rendering any opinion that the Shares are "fully paid," we have assumed that such shares were issued or will be issued, as applicable, in accordance with the terms of the Certificate and that the Company has received full consideration for the issuance of such shares provided for in the Registration Statement and the Certificate, and we have relied solely, without independent investigation, upon the representation of the Company to that effect in the Management Certificate referred to above.

In rendering any opinion that the Shares are "validly issued," we have assumed that the Company will not issue Common Stock in the future that would cause the issuance of the Shares to exceed the number of shares of Common Stock that are then authorized for issuance under the Certificate.

Based upon the foregoing, it is our opinion that the Shares that may be sold by the Company pursuant to the Registration Statement when issued will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the fact that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose.

Very truly yours,

WEINTRAUB genshlea chediak
LAW CORPORATION


/s/ WEINTRAUB GENSHLEA CHEDIAK

























                                                                     Exhibit 5.1